One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors Inc. Reports Second Quarter Results
Earnings Climb to $0.77 Per Share versus $0.30 Per Share in Prior Year
Assets Under Management At $36.1 Billion

Rye, New York, August 2, 2011 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) today announced second quarter 2011 earnings of $0.77 per fully diluted share versus $0.30 per fully diluted share in the second quarter 2010.  Net income rose to $20.6 million in the second quarter of 2011 as compared to $8.0 million in the second quarter of 2010.

Revenues increased $22.6 million, or 36.1%, to $85.1 million in the second quarter of 2011 from $62.5 million a year ago. Revenues in the current quarter included $3.3 million in incentive fees versus $0.3 million in the 2010 quarter. Operating income before management fee was $34.1 million, a 42.4% increase from $24.0 million in the prior year period.  Operating margin, excluding management fee, increased to 40.1% in the 2011 quarter versus 38.3% in the 2010 quarter.

For the six months ended June 30, 2011, earnings were $1.42 per fully diluted share versus $0.80 per fully diluted share in 2010.  Net income was $38.3 million for the first six months of 2011 compared to $21.8 million in the year earlier period.

Assets under Management (AUM) were $36.1 billion as of June 30, 2011, 38.5% higher than June 30, 2010 AUM of $26.1 billion and 2.1% above the March 31, 2011 AUM of $35.4 billion.  During the second quarter 2011 we had net positive cash flows in AUM of approximately $786 million, including $559 million in open-end equity funds and $182 million in closed-end funds.

During the quarter, the Company issued $100 million of 5.875% senior unsecured notes due in June 2021, increasing firm capital, enhancing liquidity and extending overall debt maturities.  Shareholders’ book value was $405.1 million or $15.12 per share at June 30, 2011.  The Company ended the quarter with gross adjusted cash and investments of approximately $746 million, $260.8 million of debt (face value of $285.4 million), noncontrolling interests of $39.2 million and mandatorily redeemable interests of $1.5 million.

Assets under Management – Up 38.5% from June 30, 2010 and 2.1% above March 31, 2011

AUM were $36.1 billion as of June 30, 2011, an increase of 38.5% from AUM of $26.1 billion at June 30, 2010 and 2.1% above the March 31, 2011 AUM of $35.4 billion.  Highlights are as follows:

-	Our open-end equity funds’ AUM were $12.9 billion on June 30, 2011, 48.7% higher than the $8.7 billion on June 30, 2010 and 4.6% above the $12.3 billion on March 31, 2011.

-	Our closed-end funds had AUM of $6.3 billion on June 30, 2011, climbing 40.0% from $4.5 billion on June 30, 2010 and increasing 1.4% from $6.2 billion on March 31, 2011.

-
Our institutional and private wealth management business ended the quarter with $14.7 billion in AUM, up 34.9% from $10.9 billion on June 30, 2010 and unchanged from the March 31, 2011 level of $14.7 billion.

-	Our investment partnerships’ AUM were $609 million on June 30, 2011 versus $406 million on June 30, 2010 and $547 million on March 31, 2011.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, which is ranked #6 by Lipper based on total return among 69 U.S. Treasury Money Market Funds for the twelve month period ended June 30, 2011, were $1.6 billion at June 30, 2011 unchanged from the $1.6 billion at March 31, 2011 and June 30, 2010. 1

-
In addition to management fees, we earn incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our GDL Fund (NYSE: GDL) and investment partnership assets.  As of June 30, 2011, assets with incentive based fees were $3.8 billion, 18.8% higher than the $3.2 billion on June 30, 2010 and unchanged from the $3.8 billion on March 31, 2011.  The majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

 1 The Gabelli U.S. Treasury Money Market Fund (Fund) ranked #6 out of 69 funds for the one-year period ended June 30, 2011, #2 out of 61 funds for the five-year period and #2 out of 47 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers, return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues

For the Quarter

Investment advisory and incentive fees for the second quarter 2011 were $69.3 million, an increase of 37.8% from the $50.3 million reported in the 2010 second quarter:

-
Open-end fund revenues for the second quarter 2011 were $30.8 million versus $23.3 million in second quarter 2010, an increase of 32.2%.  Driving revenue growth was a quarter over quarter 30.8% increase in average AUM.

-
Our closed-end fund revenues rose 41.1% to $12.7 million in the second quarter 2011 from $9.0 million in second quarter 2010.  Average closed-end fund AUM, excluding certain closed-end fund preferred share assets which earn their fees annually based upon performance, rose 39.4%.  Asset growth was driven by market performance and benefited from the launch of a new fund, the Gabelli Natural Resources, Gold & Income Trust (NYSE: GNT), which added $392 million in AUM during the first quarter of 2011.

-
Institutional and private wealth management account revenues, which are generally based upon beginning of quarter AUM, increased 43.4% to $24.8 million in second quarter 2011 from $17.3 million in second quarter 2010.  The increase was primarily related to higher incentive fees and higher AUM resulting from market appreciation.  During the second quarter of 2011, we earned $3.3 million in incentive fees as compared to $0.3 million in the 2010 quarter due to higher AUM that is subject to incentive-based fees as well as improved performance.

-
Investment partnership revenues for second quarter 2011 were $1.0 million, an increase of 42.9% from $0.7 million in second quarter 2010 as average assets managed in these accounts rose 47.5% quarter over quarter.

Our institutional research services generated revenues of $4.2 million in the second quarter 2011, down 6.3% from $4.5 million in the second quarter 2010.

Revenues from the distribution of our open-end funds and other income was $11.6 million for the second quarter 2011, an increase of $3.9 million or 50.4% from the prior year quarter of $7.7 million and was largely driven by higher average AUM in open-end equity funds and an increased level of sales of load shares of mutual funds.

For the Six Months

Investment advisory and incentive fees for the six months ended June 30, 2011 were $132.2 million, an increase of 32.7% from the $99.6 million reported in the 2010 period:

-
Open-end fund revenues for the six months ended June 30, 2011 were $59.2 million versus $45.3 million for the six months ended June 30, 2010, an increase of 30.7% resulting from a 29.3% increase in average AUM.

-
Our closed-end fund revenues rose 37.9% to $24.4 million for the six months ended June 30, 2011 from $17.7 million in 2010.  Average AUM in our closed-end funds, excluding certain closed-end fund preferred share assets which earn their fees annually based upon performance, rose 35.5% and include $392 million in AUM from the launch of GNT during the first quarter of 2011.

-
Institutional and private wealth management account revenues increased 33.0% to $46.7 million for the six months ended June 30, 2011 from $35.1 million for the six months ended June 30, 2010.  The increase was primarily related to higher incentive fees and higher AUM resulting from market appreciation.  For the first six months of 2011, we earned $5.6 million in incentive fees as compared to $1.8 million in the first six months of 2010.

-	Investment partnership revenues for the six months ended June 30, 2011 rose 26.7% to $1.9 million from $1.5 million, due primarily to an increase in AUM.

Our institutional research services generated revenues of $7.9 million for the six months ended June 30, 2011, unchanged from the six months ended June 30, 2010 amount of $7.9 million.

Revenues from the distribution of our open-end funds and other income was $21.9 million for the six months ended June 30, 2011, an increase of $7.0 million or 46.8% from the prior year six month period of $14.9 million.  This increase was driven by higher average AUM in open-end equity funds and an increased level of sales of load shares of mutual funds.

Operating Income and Margin

Operating income, which is net of management fee expense, was $30.5 million in the 2011 quarter versus $22.6 million in the prior year period.  Operating margin was 35.8% in the 2011 quarter versus 36.1% in the prior year period.  Operating income before management fee was $34.1 million in the second quarter 2011, versus $24.0 million in the second quarter 2010.  For the second quarter 2011, the operating margin before management fee was 40.1% versus 38.3% in the second quarter of 2010.  Management believes evaluating operating income before management fee is an important measure in analyzing operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Operating income was $51.3 million for the six months ended June 30, 2011, increasing 22.1% from the $42.0 million in the prior year six month period.  Operating margin was 31.6% for the six months ended June 30, 2011, versus 34.2% in the prior year period.  Operating income before management fee was $58.0 million for the first half of 2011, versus $45.8 million in the prior year first half.  For the first half of 2011, operating margin before management fee was 35.8% versus 37.4% in the 2010 period.  Included in the six month results of 2011 is $5.6 million in one-time pre-tax charges directly related to the launch of GNT in the first quarter of 2011.

Other Income / (Expense)

Other income/(expense), net, was $2.1 million in the second quarter 2011 versus a loss of $10.1 million in the second quarter of 2010.  Investment income from our proprietary trading accounts were $12.2 million higher while interest expense was flat.

Other income/(expense), net, was $9.9 million in the first half of 2011 versus a loss of $7.4 million during the first half of 2010.  Investment income was $16.9 million higher and interest expense was $0.4 million lower in the 2011 period versus the year earlier period.

Income Taxes

The effective tax rate for the second quarter 2011 was 36.6% compared to 35.3% in the second quarter of 2010.

The effective tax rate for the six months ended June 30, 2011 was 36.3%, compared to the prior year period’s effective rate of 36.7%.

Business and Investment Highlights

-
In May 2011, we announced the appointment of Mitsuyoshi Kikuchi to establish and lead our Tokyo office.  He joins Caesar Bryan and Mark Yim from our Rye office in strengthening our research and sales efforts in Japan.  This new office, along with our current research offices in Shanghai and Hong Kong, further underscores our commitment to building our presence and capabilities in Asia and the Pacific Far East.

-
During the second quarter of 2011, Gabelli & Company, Inc. hosted its 5th annual Omaha research trip, and co-sponsored the Columbia Value Investing Dinner, in conjunction with the Berkshire Hathaway Annual Meeting.

-
Several Gabelli & Company, Inc. analysts were recognized by the Wall Street Journal “Best on the Street” survey, including Brian Sponheimer, Damian Witkowski, Barry Lucas and Amit Kapoor.  The Financial Times also recognized the outstanding stock performance of stock recommendations by Gabelli & Company analysts Brian Sponheimer, Tim Winter and Damian Witkowski.

-
Mario Gabelli was named Money Manager of the Year by Institutional Investor for its second annual U.S. Investment Management Awards.  The award selection is based on performance as well as a survey of U.S. institutions.  In 2010, GAMCO returned 28.6% for institutional clients; and since inception in 1977, it has generated annualized returns of 16.3%.

-
GAMCO was ranked #185 by the Pensions & Investments (“P & I”) Report on the Largest Money Managers-Worldwide Institutional Assets Under Management for the year ended December 31, 2010.  GAMCO’s institutional AUM grew 21.7% during the same period P & I reported that overall growth among the largest money managers was 11.5% and the U.S. institutional market expanded 11.2%.

-
A new broker dealer, G.distributors, LLC, was formed to distribute the Gabelli/GAMCO family of mutual funds.  As we continue to focus on expanding our distribution through wholesaler, retail sales and no-transaction fee (“NTF”) programs, we are aligning related areas of our mutual fund business.  G.distributors, LLC commenced distribution of the Funds on August 1, 2011.

Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

We ended the quarter with approximately $746 million in gross adjusted cash and investments versus $625 million at March 31, 2011 and $646 million at June 30, 2010.  This included approximately $89.4 million invested in The Gabelli Dividend & Income Trust, The GDL Fund and Westwood Holdings Group, as well as other investments of $12.8 million, all classified as available for sale securities at June 30, 2011.

We had adjusted cash and investments in securities, net of debt, noncontrolling interests and mandatorily redeemable shares, of $16.57 per share on June 30, 2011 compared with $15.92 per share on March 31, 2011 and $16.62 per share on June 30, 2010.  We caution that this non-GAAP metric, while correct from an accounting point of view, is not always the same as investors would view cash-on-hand.

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources, repurchase stock and consider strategic initiatives, including acquisitions and lift-outs.  We have a BBB rating from Standard & Poor’s and a Baa3 rating from Moody’s.

On May 31, 2011, the Company issued, under an existing shelf registration, senior unsecured notes having an aggregate principal amount of $100 million at par.  The notes mature on June 1, 2021 and bear interest at 5.875% per annum.  Net proceeds after issuance costs of $0.9 million were $99.1 million which will be used for general corporate purposes.  After this issuance, the Company continues to have the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and common and preferred securities under its shelf of up to a total amount of $300 million.

Shareholders’ book value was $405.1 million or $15.12 per share on June 30, 2011 compared to $398.9 million or $14.74 per share on March 31, 2011 and $442.1 million or $16.21 per share on June 30, 2010.

Shareholder Compensation

Dividends – Increased 33%

On May 6, 2011, our Board of Directors raised the quarterly dividend to $0.04 per share payable on June 28, 2011 to its Class A and Class B shareholders of record on June 14, 2011 from $0.03 per share.

GAMCO announced on August 2, 2011 that its Board of Directors approved a quarterly dividend of $0.04 per share payable on September 27, 2011 to its Class A and Class B shareholders of record on September 13, 2011.

Share Repurchase and Stockholders’ Equity

From April 1, 2011 to June 30, 2011, the Company repurchased 268,621 of the Company’s shares at an average investment of $46.21 per share.

Since our IPO of six million shares at a price of $17.50 per share in 1999, we have returned $613 million to our shareholders.  We have repurchased 7.3 million shares at an average price of $40.62 per share for an investment of $297.5 million and paid cumulative dividends of $315.1 million or $12.34 per share.  On May 6, 2011, the Board of Directors authorized the repurchase of an additional 500,000 shares.  There currently remain 594,124 shares available to be repurchased under our existing buyback plan.

Fully diluted shares outstanding for the second quarter 2011 were 26.7 million, 1.8% lower than the second quarter 2010’s level of 27.2 million.  Diluted shares outstanding were lower in the second quarter 2011 due to shares purchased under our Stock Repurchase Program. At June 30, 2011, the Company had 289,800 RSAs outstanding, down from 440,900 outstanding at June 30, 2010.

 NOTES ON NON-GAAP FINANCIAL MEASURES

A.
(in millions, except per share data)	6/30/2011	12/31/2010	6/30/2010
Cash and cash equivalents	$260.8	$169.6	$321.0
Investments (trading)	349.5	266.7	184.4
Total cash and investments (trading)	610.3	436.3	505.4
Net amounts receivable from/(payable to) brokers	33.0	45.1	51.2
Adjusted cash and investments (trading)	643.3	481.4	556.6
Investments (available for sale)	102.2	102.3	89.1
Gross adjusted cash and investments	745.5	583.7	645.7
Less: Debt, noncontrolling interests and mandatorily redeemable shares	301.5	190.6	192.4
Total adjusted cash and investments	$444.0	$393.1	$453.3
Shares outstanding	26.8	27.1	27.3
Total adjusted cash and investments per share	$16.57	$14.53	$16.62

We believe adjusted cash and investments is a useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
(in millions, except per share data)	6/30/2011	12/31/2010	6/30/2010
Stockholders' book value	$405.1	$386.0	$442.1
Shares outstanding	26.8	27.1	27.3
Stockholders' book value per share	$15.12	$14.27	$16.21

C.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 2nd Quarter 2011
				Closed-end Fund
		Market		distributions,
	March 31,	appreciation/	Net cash	net of	June 30,
	2011	(depreciation)	flows	reinvestments	2011
Equities:
Open-end Funds	$12,348	$5	$559	$-	$12,912
Closed-end Funds	6,170	4	182	(97)	6,259
Institutional & PWM - direct	11,780	70	(115)	-	11,735
Institutional & PWM - sub-advisory	2,937	(22)	38	-	2,953
Investment Partnerships	547	-	62	-	609
Total Equities	33,782	57	726	(97)	34,468
Fixed Income:
Money-Market Fund	1,583	-	60	-	1,643
Institutional & PWM	26	-	-	-	26
Total Fixed Income	1,609	-	60	-	1,669
Total Assets Under Management	$35,391	$57	$786	$(97)	$36,137

Table II: Fund Flows - Six months ended June 30, 2011
					Closed-end Fund
		Market			distributions,
	December 31,	appreciation/	Net cash		net of	June 30,
	2010	(depreciation)	flows		reinvestments	2011
Equities:
Open-end Funds	$11,252	$562	$1,098		$-	$12,912
Closed-end Funds	5,471	338	631	(a)	(181)	6,259
Institutional & PWM - direct	11,005	835	(105)		-	11,735
Institutional & PWM - sub-advisory	2,637	172	144		-	2,953
Investment Partnerships	515	9	85		-	609
Total Equities	30,880	1,916	1,853		(181)	34,468
Fixed Income:
Money-Market Fund	1,616	-	27		-	1,643
Institutional & PWM	26	-	-		-	26
Total Fixed Income	1,642	-	27		-	1,669
Total Assets Under Management	$32,522	$1,916	$1,880		$(181)	$36,137
(a) Includes $392 million from the launch of a new closed-end fund.

Table III: Assets Under Management
	June 30,	June 30,	%
	2010	2011	Inc.(Dec.)
Equities:
Open-end Funds	$8,684	$12,912	48.7%
Closed-end Funds	4,470	6,259	40.0
Institutional & PWM - direct	8,988	11,735	30.6
Institutional & PWM - sub-advisory	1,935	2,953	52.6
Investment Partnerships	406	609	50.0
Total Equities	24,483	34,468	40.8
Fixed Income:
Money-Market Fund	1,579	1,643	4.1
Institutional & PWM	26	26	-
Total Fixed Income	1,605	1,669	4.0
Total Assets Under Management	$26,088	$36,137	38.5%

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	6/10	9/10	12/10	3/11	6/11	6/10	3/11
Equities:
Open-end Funds	$8,684	$9,962	$11,252	$12,348	$12,912	48.7%	4.6%
Closed-end Funds	4,470	5,033	5,471	6,170	6,259	40.0	1.4
Institutional & PWM - direct	8,988	10,172	11,005	11,780	11,735	30.6	(0.4)
Institutional & PWM - sub-advisory	1,935	2,218	2,637	2,937	2,953	52.6	0.5
Investment Partnerships	406	466	515	547	609	50.0	11.3
Total Equities	24,483	27,851	30,880	33,782	34,468	40.8	2.0
Fixed Income:
Money-Market Fund	1,579	1,644	1,616	1,583	1,643	4.1	3.8
Institutional & PWM	26	26	26	26	26	-	-
Total Fixed Income	1,605	1,670	1,642	1,609	1,669	4.0	3.7
Total Assets Under Management	$26,088	$29,521	$32,522	$35,391	$36,137	38.5%	2.1%

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,
				% Inc.
	2011		2010	(Dec.)

Investment advisory and incentive fees	$69,252		$50,271	37.8%
Institutional research services	4,241		4,524	(6.3)
Distribution fees and other income	11,588		7,704	50.4
Total revenues	85,081		62,499	36.1

Compensation costs	34,365		25,871	32.8
Distribution costs	9,588		7,099	35.1
Other operating expenses	7,005		5,569	25.8
Total expenses	50,958		38,539	32.2

Operating income before management fee	34,123		23,960	42.4

Investment income/(loss)	5,530		(6,708)	(182.4)
Interest expense	(3,403)		(3,406)	(0.1)
Other income/(expense), net	2,127		(10,114)	(121.0)

Income before management fee and income taxes	36,250		13,846	161.8
Management fee expense	3,626		1,380	162.8
Income before income taxes	32,624		12,466	161.7
Income taxes expense	11,945		4,401	171.4
Net income	20,679		8,065	156.4
Net income attributable to noncontrolling interests	32		16	100.0
Net income attributable to GAMCO Investors, Inc.	$20,647		$8,049	156.5

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.77		$0.30	156.7

Diluted	$0.77		$0.30	156.7

Weighted average shares outstanding:
Basic	26,665	(a)	26,979	(1.2)

Diluted	26,733		27,219	(1.8%)
Notes:
(a) Shares outstanding at June 30, 2011 were 26,789,852, including 289,800 RSAs.
See GAAP to non-GAAP reconciliation on page 13.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
				% Inc.
	2011		2010	(Dec.)

Investment advisory and incentive fees	$132,163		$99,613	32.7%
Institutional research services	7,890		7,948	(0.7)
Distribution fees and other income	21,933		14,936	46.8
Total revenues	161,986		122,497	32.2

Compensation costs	67,782		52,084	30.1
Distribution costs	23,017		14,130	62.9
Other operating expenses	13,191		10,505	25.6
Total expenses	103,990	(a)	76,719	35.5

Operating income before management fee	57,996		45,778	26.7

Investment income/(loss)	16,206		(661)	n/m
Interest expense	(6,270)		(6,698)	(6.4)
Other income/(expense), net	9,936		(7,359)	(235.0)

Income before management fee and income taxes	67,932		38,419	76.8
Management fee expense	6,739		3,828	76.0
Income before income taxes	61,193		34,591	76.9
Income taxes expense	22,233		12,695	75.1
Net income	38,960		21,896	77.9
Net income attributable to noncontrolling interests	670		121	453.7
Net income attributable to GAMCO Investors, Inc.	$38,290		$21,775	75.8

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$1.43		$0.80	78.8

Diluted	$1.42		$0.80	77.5

Weighted average shares outstanding:
Basic	26,783	(b)	27,081	(1.1)

Diluted	26,872		27,306	(1.6%)
Notes:
(a) Includes $0.4 million in compensation, $4.7 million in distribution costs and $0.5 million in other operating expenses directly related to the launch of a new closed-end fund.
(b) Shares outstanding at June 30, 2011 were 26,789,852, including 289,800 RSAs.
See GAAP to non-GAAP reconciliation on page 13.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2011				2010
	1st		2nd	YTD	1st	2nd	YTD	3rd	4th
	Quarter		Quarter	2011	Quarter	Quarter	2010	Quarter	Quarter	Full-Year
Income Statement Data:

Revenues	$76,905		$85,081	$161,986	$59,998	$62,499	$122,497	$62,443	$95,440	$280,380

Expenses	53,032	(a)	50,958	103,990	38,180	38,539	76,719	39,394	61,225	177,338

Operating income before
management fee	23,873		34,123	57,996	21,818	23,960	45,778	23,049	34,215	103,042

Investment income/(loss)	10,676		5,530	16,206	6,047	(6,708)	(661)	15,928	15,029	30,296
Interest expense	(2,867)		(3,403)	(6,270)	(3,292)	(3,406)	(6,698)	(3,295)	(1,991)	(11,984)
Other income/(expense), net	7,809		2,127	9,936	2,755	(10,114)	(7,359)	12,633	13,038	18,312

Income before management
fee and income taxes	31,682		36,250	67,932	24,573	13,846	38,419	35,682	47,253	121,354
Management fee expense	3,113		3,626	6,739	2,448	1,380	3,828	3,540	4,645	12,013
Income before income taxes	28,569		32,624	61,193	22,125	12,466	34,591	32,142	42,608	109,341
Income tax expense	10,288		11,945	22,233	8,294	4,401	12,695	11,686	14,945	39,326
Net income	18,281		20,679	38,960	13,831	8,065	21,896	20,456	27,663	70,015
Net income attributable
to noncontrolling interests	638		32	670	105	16	121	350	752	1,223
Net income attributable to
GAMCO Investors, Inc.	$17,643		$20,647	$38,290	$13,726	$8,049	$21,775	$20,106	$26,911	$68,792

Net income attributable to
GAMCO Investors, Inc.
per share:
Basic	$0.66		$0.77	$1.43	$0.50	$0.30	$0.80	$0.75	$1.00	$2.55

Diluted	$0.65		$0.77	$1.42	$0.50	$0.30	$0.80	$0.73	$0.99	$2.52

Weighted average shares outstanding:
Basic	26,901		26,665	26,783	27,184	26,979	27,081	26,828	26,851	26,959

Diluted	27,008		26,733	26,872	28,148	27,219	27,306	28,364	27,260	28,348
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$23,873		$34,123	$57,996	$21,818	$23,960	$45,778	$23,049	$34,215	$103,042
Deduct: management fee expense	3,113		3,626	6,739	2,448	1,380	3,828	3,540	4,645	12,013
Operating income	$20,760		$30,497	$51,257	$19,370	$22,580	$41,950	$19,509	$29,570	$91,029

Operating margin before
management fee	31.0%		40.1%	35.8%	36.4%	38.3%	37.4%	36.9%	35.8%	36.8%
Operating margin after
management fee	27.0%		35.8%	31.6%	32.3%	36.1%	34.2%	31.2%	31.0%	32.5%

(a) Includes $5.6 million in expenses directly related to the launch of a new closed-end fund.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2011	2010	2010

ASSETS

Cash and cash equivalents (a)	$260,839	$169,601	$321,029
Investments	461,903	388,357	287,186
Receivable from brokers	35,968	46,621	54,548
Other receivables	34,180	51,744	21,693
Income tax receivable and deferred tax assets	238	325	3,436
Other assets	17,530	16,088	15,596

Total assets	$810,658	$672,736	$703,488

LIABILITIES AND EQUITY

Payable to brokers	$2,950	$1,554	$3,351
Income taxes payable	21,622	23,225	-
Compensation payable	29,484	23,771	18,613
Securities sold short, not yet purchased	10,244	19,299	13,652
Accrued expenses and other liabilities	41,224	29,715	34,997
Sub-total	105,524	97,564	70,613

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000	-	-
Zero coupon subordinated debentures (due December 31, 2015) (b)	61,814	59,580	-
6% Convertible note (due August 14, 2011; repaid September 30, 2010)	-	-	19,948
6.5% Convertible note (due October 2, 2018; repaid October 13, 2010)	-	-	60,000
Total debt	260,814	158,580	178,948
Total liabilities	366,338	256,144	249,561

Redeemable noncontrolling interests	35,519	26,984	7,773

GAMCO Investors, Inc.'s stockholders' equity	405,132	386,029	442,086
Noncontrolling interests	3,669	3,579	4,068
Total equity	408,801	389,608	446,154

Total liabilities and equity	$810,658	$672,736	$703,488

(a) At June 30, 2010, $62.3 million was held in escrow for the 6.5% Convertible note and classified as cash and cash equivalents.
(b) The zero coupon subordinated debentures due December 31, 2015 have a face value of $86.4 million.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of June 30, 2011
		1 Yr - 6/30/10-6/30/11		3 Yrs - 6/30/08-6/30/11		5 Yrs - 6/30/06-6/30/11		10 Yrs - 6/30/01-6/30/11
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	13	104/826	11	77/725	7	39/605	11	30/294
Gabelli Value Fund; A	Multi-Cap Growth Funds	46	212/463	14	51/391	45	145/324	17	36/220
Gabelli SRI; AAA	Mid-Cap Growth Funds	51	202/401	2	4/354	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	24	64/272	33	80/243	22	43/195	8	7/96
GAMCO Growth; AAA	Large-Cap Growth Funds	83	639/776	88	605/690	84	503/600	89	338/379
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	49	361/750	20	133/675	11	56/529	14	43/311
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	22	162/750	48	324/675	34	177/529	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	9	9/110	23	21/93	44	32/72	21	9/43
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	35	38/110	58	54/93	47	34/72	62	27/43
GAMCO Gold; AAA	Precious Metal Funds	86	61/70	69	39/56	58	26/44	48	16/33
GAMCO Intl Gro; AAA	International Large-Cap Growth	5	11/233	16	29/190	45	69/153	49	44/90
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	88	944/1,072	40	379/948	46	373/815	61	297/491
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	64	28/43	56	19/33	27	7/25	10	1/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	80	35/43	77	26/33	70	18/25	50	5/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	91	40/43	92	31/33	89	23/25	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	77	29/37	68	21/30	28	7/24	15	3/19
GAMCO Gl:Vertumnus; AAA	Convertible Securities Funds	96	62/64	91	46/50	93	38/40	89	31/34
Gabelli Utilities; AAA	Utility Funds	46	34/74	6	4/71	18	11/61	25	11/44
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	99	331/334	70	209/299	82	202/246	86	126/146
Gabelli Capital Asset Fund	Distributed through Insurance Channel	8	24/314	4	13/294	6	16/247	13	19/148
% of funds in top half		50.0%		55.0%		68.4%		66.7%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 50%, 55%, 68% and 67% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of June 30, 2011.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing. The Prospectus which contains more information about this and other matters, should be read carefully before investing. You can obtain a prospectus by calling 1-800 GABELLI. Distributed by Gabelli & Company. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.